Exhibit 23.1 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-240087) pertaining to the Jamf Holding Corp. Omnibus Incentive Plan and the Amended and Restated Jamf Holding Corp. 2017 Stock Option Plan of Jamf Holding Corp. of our report dated March 4, 2021, except for Note 3, as to which the date is August 27, 2021, with respect to the consolidated financial statements of Jamf Holding Corp. included in this Current Report on Form 8-K. /s/ Ernst & Young LLP Minneapolis, Minnesota August 27, 2021